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                                                                    EXHIBIT 3.55

[SEAL]

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                         PRIMEDIA WORKPLACE LEARNING LP

     The undersigned, for the purpose of forming a limited partnership under the laws of the State of Delaware, do hereby certify:

     I.   The name of the limited partnership is:

                PRIMEDIA Workplace Learning LP

     II. The address of the registered office of the limited partnership is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name and address of the limited partnership's registered agent are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801.

     III. The name and mailing address of the General Partner is:

          Name                                  Mailing Address
          ----                                  ---------------
          Haas Publishing Companies, Inc.       745 Fifth Avenue
                                                New York, NY 10151

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Limited Partnership of PRIMEDIA Workplace Learning LP as of May 18, 2000.


                                            By: /s/ Beverly C. Chell
                                                --------------------------------
                                                Haas Publishing Companies, Inc.
                                                BEVERLY C. CHELL
                                                SECRETARY